EXHIBIT 10.3

                                 PROMISSORY NOTE

$350,000                                                       November 29, 2004
                                                    St. Charles County, Missouri


     FOR VALUE RECEIVED, the undersigned, LMI Aerospace, Inc., a Missouri corporation (the "Company"), hereby promises to pay to the order of Joseph Burstein and Geraldine A. Burstein, Trustees of the Joseph Burstein Revocable Trust u/t/a August 30, 1983 ("Payee"), the principal sum of Three Hundred Fifty Thousand Dollars ($350,000). Interest shall be payable on the outstanding balance of this Note at the rate of twelve percent (12%) per annum, payable quarterly in arrears on the last business day of each February, May, August and October, commencing February 28, 2005.

     The entire principal amount of this Note shall be due and payable December 31, 2007, subject to mandatory or discretionary prepayment as hereinafter set forth.

     THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 29, 2004, ENTERED INTO BY PAYEE FOR THE BENEFIT OF WELLS FARGO BUSINESS CREDIT, INC., A MINNESOTA CORPORATION ("SENIOR LENDER"). PAYMENTS BY THE COMPANY UNDER THIS NOTE ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SUCH SUBORDINATION AGREEMENT.

     This Note is one of a series of notes executed as of the date hereof evidencing loans in aggregate amount of $1,000,000 and containing the same interest, payment and maturity terms as set forth in this Note (collectively, the "Notes").

     Subject to limitations in the Subordination Agreement referred to above, the Company may at any time and without penalty prepay all or any part of the principal amount of this Note, together with accrued interest thereon, and the Company shall be obligated to make prepayments on all Notes, in the proportion of the original principal amount of each Note to the aggregate amount of loans evidenced by all the Notes, promptly in the following circumstances:

          (a) Holders of the Notes shall receive 100% of net proceeds from the settlement or other resolution of ongoing litigation between the Company and Lockheed Martin Corporation caused by cost overruns on certain C-130 components produced by the Company since 2002 for which a claim will be filed in 2005.

          (b) Provided that as of the date of sale referred to below, there is at least $3,000,000 in excess Availability under the Company's revolving credit facility with Senior Lender, Payee shall be entitled to receive fifty percent (50%) of the net proceeds received from any sale of Tempco Engineering, Inc. that are in excess of Senior Lender's lendable asset value attributed to Tempco Engineering, Inc. as of the date of such sale. Such lendable asset value shall be determined by adding the forced liquidation value, as of the date of such sale, of equipment owned by Tempco Engineering, Inc. to the amount of the Borrowing Base under the Company's revolving credit facility with Senior Lender which is attributable to Tempco Engineering, Inc. as of the date of such sale. The forced liquidating value of such equipment owned by Tempco Engineering, Inc. shall be determined by an appraiser selected by the Company's Senior Lender in its sole discretion.

          (c) After November 30, 2005, the Company may pay, and the Payee may receive, principal payments of $250,000 for each quarter if the Company has maintained at least $3,000,000 in average excess Availability under its revolving credit facility with Senior Lender for at least ninety (90) days immediately preceding such quarterly principal payment, which average excess Availability shall be calculated on the last day of each such quarter.

     This Note and all of the other Notes are secured by the grant of lien by the Company against the Company's real property and improvements located at 3010-3030 Highway 94, St. Charles County, Missouri as provided in a certain Deed of Trust dated as of the date of this Note. The holder of this Note shall have the benefit of all rights granted under such Deed of Trust.

     This Note shall be governed by and interpreted in accordance with the internal substantive laws of the State of Missouri, without giving effect to its conflicts-of-law principles and regardless of the jurisdiction in which the Company executes this Note.

     Presentment, demand for payment, protest, notice of protest, notice of dishonor and diligence in bringing suit against any party or to or any party liable hereon are hereby waived by all present and future parties hereto, whether as maker, endorser, surety or in any other capacity.

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT (THIS NOTE). TO PROTECT YOU (THE COMPANY) AND US (THE PAYEE) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THE CREDIT AGREEMENT (THIS NOTE AND THE DEED OF TRUST REFERRED TO HEREIN), WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


                                         LMI AEROSPACE, INC.,
                                         a Missouri corporation


                                         By
                                           -------------------------------------
                                         Title
                                              ----------------------------------


     Payable at _______________________, or any other address, written notice of which is given to the Company by the holder of this Note.